As filed with the Securities and Exchange Commission on May 14, 1997
                                                     Registration No. 333-______

                           SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                STRATUS COMPUTER, INC.
                (Exact name of registrant as specified in its charter)

                                      04-2697554
                         (I.R.S. employer identification no.)

                                     Massachusetts
            (State or other jurisdiction of incorporation or organization)

                    55 Fairbanks Boulevard, Marlborough, MA 01752
                 (Address of principal executive offices) (Zip Code)

                             Stock Option Plan (January, 1983)
                          Non-Qualified Common Stock Option Plan
                               Employee Stock Purchase Plan
                      1997 Non-Qualified Common Stock Option Plan
                                 (Full title of plans)

                       William E. Foster, Chief Executive Officer
                                 Stratus Computer, Inc.
                                 55 Fairbanks Boulevard
                                  Marlborough, MA 01752
                        (Name and address of agent for service)

                                    (508) 460-2000
           (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed
      Title of                       maximum      maximum
      securities     Amount          offering     aggregate    Amount
      to be          to be           price per    offering     of
      registered     registered (1)  share (2)    price (2)    registration fee
      ----------     --------------  ---------    ---------    ----------------
      Common Stock,    5,500,000     $40.9375    $225,156,250  $68,230
      $.01 par value   shares

(1) Plus such additional number of shares as may be required pursuant to the Plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 8, 1997.


EXPLANATORY NOTE

This registration statement on Form S-8 covers an additional 1,500,000 shares of Common Stock, $.01 par value, reserved for issuance under the Company's Stock Option Plan (January 1983) and Non-Qualified Common Stock Option Plan, an additional 1,000,000 shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan, and 3,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Non-Qualified Common Stock Option Plan (the aforementioned plans are referred to collectively herein as the "Plans"). The Company has previously registered an aggregate of 13,919,600 shares issued or issuable under the Plans (exclusive of the 1997 Non-Qualified Common Stock Option Plan) and the Company's Incentive Stock Option Plan (now terminated) pursuant to the following registration statements on Form S-8: 2-88104, 2-89901, 33-2174, 33-11864, 33-28742, 33-67758 and
33-64709.













































                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Documents by Reference.

        The  following   documents   filed  with  the  Securities  and  Exchange
Commission (the "Commission") (File No. 0-12064) are hereby incorporated by reference in this Registration Statement:

        (a) The Company's annual report on Form 10-K for the year ended December 29, 1996; and

        (b) The Company's quarterly report on Form 10-Q for the quarter ending March 30, 1997; and

        (c) The description of the Company's capital stock that is contained in the Company's Registration Statements (as amended) on Form 8-A filed with the Commission on April 27, 1984, December 6, 1990 and April 3, 1995 and any amendment or report filed by the Company with the Commission under the Securities Exchange Act of 1934 for the purpose of updating such description.

        In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item  4. Description of Securities

        Not applicable.

Item  5. Interests of Named Experts and Counsel.

         The validity of the shares registered hereby has been passed upon by Choate, Hall & Stewart, Boston, Massachusetts. Richard N. Hoehn, a partner of Choate, Hall & Stewart, is Clerk of the Company.

Item  6. Indemnification of Directors and Officers.

         Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such Section further





                                      II-1




provides, however, that no indemnification may be provided with respect to any matter as to which the officer or director is adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

        Article V, Section 2 of the By-laws of the Company provides that every person who is, or has been, a director or officer of the Company is entitled to indemnification by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof.

       No indemnification is provided under the By-laws to a director or officer with respect to any matter as to which he has been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Nor is indemnification provided to a director or officer in the event of a settlement involving a payment by the officer or director unless there has been a determination that such director or officer is entitled to indemnification under Article V, Section 2 of the By-laws by one of the following: (i) the court or other body approving the settlement; (ii) vote of stockholders of the Company; (iii) vote of two-thirds of those directors of the Company who are not themselves involved in the claim, action, suit or proceeding, provided that a majority of the directors consists of members not so involved; or (iv) written opinion of independent counsel.

        The Company's By-laws authorize the Company to obtain insurance to cover its indemnification obligations. The Company currently maintains director and officer liability insurance for the benefit of its directors and certain of its officers.

        Article 6 of the Articles of Organization of the Company, as amended, provides that, to the fullest extent permitted by the Massachusetts General Laws, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item    7.       Exemption From Registration Claimed.

        Not applicable.


Item    8.       Exhibits.

   *4.1 Article 4 of the Company's Articles of Organization, as amended.

  **4.2 Articles I, II, IV and VII of the Company's Bylaws, as amended.

 ***4.3 Rights Agreement dated December 4, 1990.

    5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered.

   10.1 The Company's Stock Option Plan (January, 1983) (Restatement Number 6 effective April 23, 1997)
                                      II-2

   10.2 The Company's Non-Qualified Common Stock Option Plan (Restatement Number 5 effective April 23, 1997).

   10.3 The Company's Employee Stock Purchase Plan (amended and restated as of April 23, 1997).

   10.4 The Company's 1997 Non-Qualified Common Stock Option Plan (effective January 13, 1997).

   23.1 Consent of Ernst & Young LLP.

   23.2 Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

   24.1 Power of Attorney (part of page II-6).

---------------------------------

* Incorporated by reference to Exhibits 3.1 and 3.1(a) to the Company's Report on Form 10-K filed with the Commission on March 31, 1997.

** Incorporated by reference to Exhibit 3.2(b) to the Company's Report on Form 10-K filed with the Commission on March 31, 1997.

*** Incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed by the Company with the Commission on December 6, 1990 as amended by Amendment No. 1 thereto filed with the Commission on December 20, 1990.

Item 9. Undertakings.

          (a)     The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose o determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-3



        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.







































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                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registrations statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlborough, Commonwealth of Massachusetts, on May 9, 1997.

                                  Stratus Computer, Inc. (Issuer and Employer)
                                  By: William E. Foster, Chief Executive Officer












































                                   II-5




                            POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William E. Foster, Robert E. Donahue and Eileen Casal, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on May 9, 1997 by the following persons in the capacities indicated.

Name                            Capacity


/s/ William E. Foster          President, Chief Executive Officer
                               (Principal Executive Officer) and Director

/s/ Robert E. Donahue          Senior Vice President, Chief Financial Officer
                               (Principal Financial and Accounting Officer)

/s/ Alexander V. d'Arbeloff    Director

/s/ Paul J. Ferri              Director

/s/ Robert M. Morrill          Director

/s/ Paul J. Severino           Director













                                      II-6








                                INDEX TO EXHBITS

Exhibits Number

      *4.1 Article 4 of the Company's Articles of Organization, as amended.

     **4.2 Articles I, II, IV and VII of the Company's Bylaws, as amended.

    ***4.3 Rights Agreement dated December 4, 1990.

       5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered.

      10.1 The Company's Stock Option Plan (January, 1983) (Restatement Number 6 effective April 23, 1997).

      10.2 The Company's Non-Qualified Common Stock Option Plan
(Restatement Number 5 effective April 23, 1997).

      10.3 The Company's Employee Stock Purchase Plan (amended and restated as of April 23, 1997).

      10.4 The Company's 1997 Non-Qualified Common Stock Option Plan (effective January 13, 1997)

      23.1 Consent of Ernst & Young LLP.

      23.2 Consent of Choate, Hall & Stewart
          (included in Exhibit 5.1).

      24.1 Power of Attorney (part of page II-6).


---------------------------------

* Incorporated by reference to Exhibits 3.1 and 3.1(a) to the Company's Report on Form 10-K filed with the Commission on March 31, 1997.

** Incorporated by reference to Exhibit 3.2(b) to the Company's Report on Form 10-K filed with the Commission on March 31, 1997.

*** Incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed by the Company with the Commission on December 6, 1990 as amended by Amendment No. 1 thereto filed with the Commission on December 20, 1990.








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